Exhibit 99.3

ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(k) PLAN

1.01                        PLAN INFORMATION

(a)                                 Name of Plan:

This is the GCI 401(k) Plan (the “Plan”)

(b)                                 Type of Plan:

(1)                                 ☒                                 401(k) Only

(2)                                 ☐                                   401(k) and Profit Sharing

(3)                                 ☐                                   Profit Sharing Only

(c)                                  Administrator Name (if not the Employer):

(d)                                 Plan Year End (month/day):                                   12/31

(e)                                  Three Digit Plan Number: 001

(f)                                   Limitation Year (check one):

(1)                                 ☐                                   Calendar Year

(2)                                 ☒                                 Plan Year

(3)                                 ☐                                   Other, (12-month period ending on the following date):

(g)                                 Plan Status:

(1)                                 Adoption Agreement Effective Date: 11/26/2014 (cannot be earlier than the later of (i) the first day of the 2007 Plan Year or (ii) the effective date of the Plan)

(2)                                 The Adoption Agreement Effective Date is:

(A)                               ☐                                   A new Plan Effective Date

(B)                               ☒                                 An amendment Effective Date (check one):

(i)                                    ☒                                 an amendment and restatement of this Basic Plan Document No. 17 (or restatement of former Fidelity Basic Plan Document No. 14) and its Adoption Agreement previously executed by the Employer;

(ii)                                ☐                                   a conversion to Basic Plan Document No. 17 and its Adoption Agreement.

The original effective date of the Plan: 01/01/1987

(3)                                 ☐                                   Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special

Volume Submitter Defined Contribution Plan — 10/2014	PS Plan
29042-1427421813AA

© 2014 FMR LLC

All rights reserved.

Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

(4)                                 ☒                                 Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

(5)                                 ☐                                   Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.) (Choose one.)

(A)                               ☐                                   Contributions under the Plan are permanently discontinued. Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.

(B)                               ☐                                   Contributions under the Plan are temporarily suspended. The Employer contemplates that contributions will resume at a later date.

Note:             Deferral Contributions and Employee Contributions shall not be taken from compensation earned after the date the Plan is frozen, however, loan repayments shall continue to be made until the loan obligation is satisfied.

1.17                                PREDECESSOR EMPLOYER SERVICE

(a)                                    ☒                              Service for purposes of eligibility in Subsection 1.04(b) and vesting in Subsection 1.16 of this Plan shall include service with the following predecessor employer(s):

Alaska Wireless Communications, LLC

North Star

Alaska Broadcasting Company

Affiliated Media

Integrated Logic, LLC

AMENDMENT EXECUTION PAGE

Plan Name:                              GCI 401(k) Plan (the “Plan”)

Employer:                                   General Communication, Inc.

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.01(g)(4)	05/01/2015
1.17	05/01/2015
PLAN MERGERS ADDENDUM	05/01/2015
IN-SERVICE WITHDRAWALS ADDENDUM	05/01/2015
VESTING SCHEDULE ADDENDUM	05/01/2015

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	General Communication, Inc.	Employer:	General Communication, Inc.

DocuSigned by:
/s/ Lynda Tarbath
By:	E17B210896EA42E	By:

Title:	VP, CAO	Title:

Date:	4/23/2015 | 12:20:08 AM ET	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by:	Fidelity Management Trust Company, as Trustee

DocuSigned by:
/s/ Robert Joy
By:	C0C84F631CEE439	Date:	4/23/2015 | 2:20:57 PM ET

Title:	Authorized Signer

PLAN MERGERS ADDENDUM

for

Plan Name: GCI 401(k) Plan

(a)                                 Plan Mergers - The following plan(s) were merged into the Plan on or after the Effective Date indicated in Subsection 1.01(g)(1) or (2), as applicable (the “merged-in plan(s)”). The provisions of the Plan are effective with respect to the merged-in plan(s) as of the date(s) indicated below:

(1)                                 Name of merged-in plan: Integrated Logic, LLC 401(k) Plan

Effective date: 05/01/2015

IN-SERVICE WITHDRAWALS ADDENDUM

for

Plan Name: GCI 401(k) Plan

(a)                                 Other In-Service Withdrawal Provisions - In-service withdrawals from a Participant’s Accounts specified below shall be available to Participants who satisfy the requirements also specified below:

Integrated Logic Disability Withdrawal - participants that merged into the Plan from the Integrated Logic, LLC 401(k) Plan may withdrawal Deferrals, including Roth, and Match upon disability.

(1)                                 The following restrictions apply to a Participant’s Account following an in-service withdrawal made pursuant to (a) above (cannot include any mandatory suspension of contributions restriction):

VESTING SCHEDULE ADDENDUM

for

Plan Name: GCI 401(k) Plan

(a)                                 Different Vesting Schedule

Note:                  With regard to contributions for plan years beginning after December 31, 2006, any schedule provided hereunder must be at least as favorable as one of the schedules in C or D in the table shown in Section 1.16(c).

(1)                                 A vesting schedule different from the vesting schedule selected in Section 1.16 applies to the Participants and contributions described below.

(A)                               The following vesting schedule applies to the class of Participants described in (a)(1)(B) and the contributions described in (a)(1)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)                               The vesting schedule specified in (a)(1)(A) above applies to the following class of Participants:

Participants with assets attributable to Employer Contributions merged into this plan from the United Utilities, Inc. 401(k) and Profit Sharing Plan and the Alaska Wireless prior plan.

(C)                               The vesting schedule specified in (a)(1)(A) above applies to the following contributions:

Prior Employer.

(2)                                 Additional different vesting schedule.

(A)                               The following vesting schedule applies to the class of Participants described in (a)(2)(B) and the contributions described in (a)(2)(C) below:

Years of Vesting Service	Vested Interest
0	0
1	20
2	30
3	45
4	60
5	80
6	100

(B)                               The vesting schedule specified in (a)(2)(A) above applies to the following class of Participants:

Those participants who shall receive a Top Heavy Contribution, as may be required.

(C)                               The vesting schedule specified in (a)(2)(A) above applies to the following contributions:

Top Heavy Contributions.

(3)                                 Additional different vesting schedule.

(A)                               The following vesting schedule applies to the class of Participants described in (a)(3)(B) and the contributions described in (a)(3)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)                               The vesting schedule specified in (a)(3)(A) above applies to the following class of Participants:

Participants with Safe Harbor Non-elective and Guaranteed Contribution balances that merged into the Plan from the Integrated Logic, LLC 401(k) Plan on May 1, 2015.

(C)                               The vesting schedule specified in (a)(3)(A) above applies to the following contributions:

Prior Employer.

Prior Safe Harbor.